UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 23, 2009
(January 22, 2009)

MidWestOne Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

102 South Clinton Street

Iowa City, Iowa 52240

(Address of principal executive offices, including zip code)

(319) 356-5800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 22, 2009, the Company’s board of directors elected John Pothoven, the retired former Chief Operating Officer of the Company and President of the former MidWestOne Bank prior to its merger with the Company’s subsidiary bank, to fill the vacancy on the Company’s board of directors that was created by the retirement of David A. Meinert on December 31, 2008. Mr. Pothoven’s term as a director of the Company commenced immediately. He has been elected to the class of directors whose term will expire at the Company’s 2010 annual meeting, which is the class in which Mr. Meinert’s retirement created a vacancy. The committee or committees on which Mr. Pothoven will serve has not yet been determined by the board of directors.

In connection with his appointment, the Compensation Committee granted Mr. Pothoven 500 restricted stock units. The vesting for such restricted stock units will be in four equal annual installments.

There are no family relationships between Mr. Pothoven and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Pothoven and any other person pursuant to which he was selected as a director, nor are we aware, after inquiry of Mr. Pothoven, of any related-person transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-X promulgated under the Securities Exchange Act of 1934.

A copy of the press release announcing the election of Mr. Pothoven to the Company’s board of directors is attached hereto as Exhibit 99.1.

In addition, the Company’s board of directors formally approved the appointment of Gary J. Ortale, 58, the Company’s Senior Vice President and Chief Risk Officer, to also serve as the Company’s Interim Chief Financial Officer and Treasurer while the board conducts its search for a Chief Financial Officer and Treasurer to replace the recently retired Mr. Meinert. Prior to the Company’s merger with the former MidWestOne, Mr. Ortale served as the Chief Financial Officer and Treasurer of the Company’s principal subsidiary bank. He has been with the Company and its subsidiaries for 21 years.

There are no family relationships between Mr. Ortale and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Ortale and any other person pursuant to which he was selected as an executive officer, nor are we aware, after inquiry of Mr. Ortale, of any related-person transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-X promulgated under the Securities Exchange Act of 1934.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2009, the Company filed Articles of Amendment with the Iowa Secretary of State for the purpose of amending its Amended and Restated Articles of Incorporation to authorize a class of 500,000 shares of “blank check” preferred stock and increase the number of authorized shares of common stock from 10 million to 15 million. The Articles of Amendment were approved by the Company’s shareholders at a special meeting of shareholders held on January 23, 2009, for the sole purpose of approving the Articles of Amendment. These Articles of Amendment are attached hereto as Exhibit 3.1 and are incorporated by reference herein.

The primary purpose of the changes effected by the Articles of Amendment is to enable the Company to issue shares of senior preferred stock and a warrant to purchase shares of common stock to the U.S. Department of the Treasury pursuant to the Capital Purchase Program implemented as a component of the Troubled Asset Relief Program under the Emergency Economic Stabilization Act of 2008. The Company has received preliminary approval to participate in the Capital Purchase Program and currently is working toward closing the transaction.

On January 22, 2009, the Company’s board of directors approved amendments to the Amended and Restated By-Laws of MidWestOne Financial Group, Inc. (the “By-laws”), effective immediately. The By-laws have been amended and restated in their entirety to incorporate each of the amendments. The amendments to the By-laws, among other things:

•	clarify that the annual shareholders’ meeting may be held on any day in April established by Board rather than the third Tuesday in such month (Section 2.1);

•	establish the procedure by which shareholders may bring business before an annual meeting of shareholders (Section 2.1);

•	revise the provision regarding who may call a special meeting of shareholders and the circumstances under which a special meeting of shareholders must be called (Section 2.2);

•

revise the provisions regarding providing notice for shareholder meetings and fixing the record date therefore to make them consistent with the Iowa Business Corporation Act (the “IBCA”) and to provide that the Company may provide notice to shareholders for meetings by electronic transmission, as permitted by the IBCA (Sections 2.4 and 2.5);

•	revise the provision regarding informal action by shareholders to make it consistent with the IBCA (Section 2.11);

•

clarify when special board meetings may be called and when they must be called, and update the notice provisions for such meetings to take into account providing notice via facsimile or other means of electronic transmission (Sections 3.4 and 3.5);

•	provide that directors may attend board meetings by telephone or other electronic means (Section 3.13);

•	establish the guidelines and procedures by which shareholders may make nominations of candidates for election as directors (Section 3.14);

•

clarify that the positions of Chairman of the Board and Vice Chairman of the Board are not officers of the Company, and clarify that the Chief Executive Officer is responsible for the general and active management of the business and affairs of the Company (Sections 4.1, 4.5 and 4.6); and

•	clarify that any indemnification of directors and officers is subject to the limits of applicable laws and regulations (Article XI).

The foregoing summary of the amendments to the By-laws is qualified in its entirety by the full text of the By-laws, as amended and restated, which are attached hereto as Exhibit 3.2 and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of MidWestOne Financial Group, Inc.

3.2	Amended and Restated By-Laws of MidWestOne Financial Group, Inc., dated January 22, 2009.

99.1	MidWestOne Financial Group, Inc. Press Release dated January 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidWestOne Financial Group, Inc.

Dated: January 23, 2009	By:	/s/ Charles N. Funk
Charles N. Funk
President and Chief Executive Officer